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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported)           April 18,2001
                                                      --------------------------

                             GRAND ENTERPRISES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                                                13-4118624
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(State or Other Jurisdiction       (Commission               (IRS Employer
of Incorporation)                  File Number)           Identification No.)



119 West 23rd Street, Suite 507
New York, New York                                               10004
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(Address of Principal Executive Office)                        (Zip Code)


Registrant's telephone number, including Area Code         (646) 486-3900
                                                    ----------------------------



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ITEM 1: CHANGE IN CONTROL.

         On April 18, 2001,(the "Effective Date") pursuant to an Agreement and Plan of Reorganization and Merger (the "Merger"), dated March 25, 2001, by and among EC2000, Inc.("EC2000"), TVP Capital Corp.("TVP"), Bondy & Schloss, LLP and Dr. Mario Pandolfo, Grand Acquisitions Corp.("GAC"), Grand Enterprises, Inc. (the "Registrant") and Kilkenny Group LLC, Rathgar LLC, Finglas LLC, Monkstown LLC and Capital Advisory Partners, LLC, a copy of which is filed with this report on 8-K, EC2000 merged with and into GAC, the wholly owned subsidiary of the Registrant. Pursuant to the Merger, Mario Salvatore Pandolfo and Maurizio DeCarli were each issued 4,400,000 shares of common stock of the Registrant in exchange for their shares in EC2000 and TVP was issued 2,910,000 shares of common stock of the Registrant in exchange for their shares in EC2000.

         Additionally, in December, 2000, Mario Salvatore Pandolfo and Maurizio DeCarli each acquired an additional 500,000 shares of common stock of the Registrant pursuant to Stock Purchase Agreements with the existing shareholders of the Registrant. After receipt of the shares pursuant to the Merger and the Stock Purchase Agreements, Mario Salvatore Pandolfo and Maurizio DeCarli each own 4,900,000 shares of common stock of the Registrant each representing 21.78% of the outstanding shares of common stock of the Registrant.

         In December, 2000, TVP acquired an additional 1,000,000 shares of common stock of the Registrant pursuant to Stock Purchase Agreements with the existing shareholders of the Registrant. After receipt of the shares pursuant to the Merger and the Stock Purchase Agreements, TVP now owns 3,910,000 shares of common stock of the Registrant representing 17.38% of the outstanding shares of common stock of the Registrant.

         On April 18, 2001, the Registrant completed the Merger by filing a Certificate of Merger between EC2000 and GAC with the Delaware Secretary of State. As a result, EC2000 was merged with and into GAC, the separate existence and corporate organization of the EC2000 ceased, and thereupon EC2000 and GAC became a single corporation and the wholly-owned subsidiary of the Registrant. On the Effective Date, EC2000 Shareholders were issued in the aggregate 18,500,000 shares of common stock or 82.3% of the Registrant's outstanding shares of common stock. As of April 18, 2001, there were 22,500,000 shares of common stock of the Registrant outstanding.

ITEM 2: ACQUISITION OF ASSETS.

         Effective April 18, 2001, pursuant to the Merger, as described in Item 1, EC2000 merged with and into GAC, the Registrant's wholly- owned subsidiary. In connection with the Merger, EC2000 Shareholders have been issued 18,500,000 shares of common stock of the Registrant or 82.3% of the Registrant's outstanding shares of common stock in consideration for all the assets and outstanding shares of EC2000. EC2000's assets consisted of the exclusive right to manufacture and


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market a product called "F.I.R.S.T." (Forced Intromitting Rephrasing Sequential
Transformer), a patented proprietary line for energy and emission reducing devices that can be applied to liquid fuel and natural gas energy applications. These exclusive rights cover the United States, Canada, South America, Malaysia, Singapore, Japan, Philippines, Thailand, North Korea, South Korea and China. EC2000 acquired these rights pursuant to a License Agreement dated October 2000, by and among Mario Pandolfo, Maurizio DeCarli and Massimo DeCarli and EC2000.

ITEM 5. OTHER EVENTS

         Following the Merger, as described in Item 1, Patricia A. Meding resigned as President and Secretary of the Registrant on April 18, 2001, by letter addressed to the Board of Directors. A copy a such letter is attached hereto as Exhibit 17. The holders of all the outstanding shares of the Registrant consented in writing to the appointment of Teodosio V. Pangia, as President, Chief Executive Officer and Secretary.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

         On April 18, 2001, by the same letter described in Item 5, Patricia A. Meding resigned as a member of the Board of Directors of the Registrant. The holders of all the outstanding shares of the Registrant consented in writing to the appointment of Teodosio V. Pangia, as Director of the Registrant. Mr. Pangia will hold his directorship until the next annual shareholders meeting.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.
     a. Financial Statements of Businesses Acquired.

     Because it is impracticable at this time to file the financial statements required under this Item, such information is not included in this report. The required financial statements will be filed at the earliest practicable date and, in any event, no later than July 9, 2001.

     b. Pro Forma Financial Information.

     Because it is impracticable at this time to file the pro forma financial information required under this Item, the required information will be filed at the earliest practicable date and, in any event, no later than July 9, 2001.

     c.        Exhibits

     2.1*       Agreement and Plan of Reorganization and Merger, dated
                March 25, 2001.

     17.1*      Patricia A. Meding's letter of Resignation, dated
                April 18, 2001.


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         * Filed herewith.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 3, 2001

                                    Grand Enterprise, Inc.



                                    By: /s/ Teodosio V. Pangia
                                        ------------------------------
                                        Teodosio V. Pangia
                                        President & Chief Executive
                                          Officer